UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 7, 2009
(Date of earliest event reported)
SoftBrands, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-32711

Delaware	41-2021446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 851-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 7, 2009, SoftBrands, Inc. (“SoftBrands”) issued a press release announcing that a record date and a special meeting date had been established for SoftBrands’ stockholders to consider and vote on the proposal to adopt the previously announced agreement to be acquired by an affiliate of Golden Gate Capital and Infor for $0.92 in cash per common share for a total transaction value of approximately $80 million (including amounts paid in respect of SoftBrands debt and preferred equity). SoftBrands stockholders of record at the close of business on July 8, 2009 are entitled to notice of the special meeting and to vote on the adoption of the agreement. The special meeting is scheduled to be held on Wednesday, August 12, 2009 at 3:00 p.m., local time, at the offfices of Dorsey & Whitney LLP, 15th floor, 50 South Sixth Street, Minneapolis, Minnesota 55402. The definitive proxy statement for the special meeting will be filed with the Securities and Exchange Commission and first mailed to stockholders on or about July 13, 2009. SoftBrands also announced in the press release that it received notification on July 6, 2009 that the U.S. Department of Justice and Federal Trade Commission had granted early termination of the Hart-Scott-Rodino waiting period for the proposed transaction. A copy of the press release issued by SoftBrands on July 7, 2009 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated July 7, 2009, of SoftBrands, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTBRANDS, INC.
By:	/s/ Gregg A. Waldon
Gregg A. Waldon
Senior Vice President and Chief Financial Officer

Date: July 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated July 7, 2009, of SoftBrands, Inc.